EXHIBIT (a)(1)(C)

Notice of Guaranteed Delivery

For Tender of Shares of Common Stock for Cash
including the Associated Common Stock Purchase Rights
of

EMS TECHNOLOGIES, INC.
at
$33.00 NET PER SHARE
by
EGRET ACQUISITION CORP.
a wholly-owned subsidiary of
HONEYWELL INTERNATIONAL INC.
Pursuant to the Offer to Purchase Dated June 27, 2011
(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL INITIALLY EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE
DAY ON JULY 25, 2011 (SUCH DATE AND TIME AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”), UNLESS THE OFFER IS
EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates representing tendered Shares (as defined below) are not immediately available or the certificates representing tendered Shares and all other required documents cannot be delivered to BNY Mellon Shareowner Services (the “Depositary”) prior to the Expiration Date or if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date. This instrument may be delivered or transmitted by facsimile transmission or mailed to the Depositary. See Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

BNY Mellon Shareowner Services

By Regular or Certified Mail:	By Facsimile Transmission:	By Overnight Mail, Hand or Courier, or Registered Mail:
BNY Mellon Shareowner Services Attn: Corporate Action Department, 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	(Eligible Institutions Only) (201) 680-4626 For Confirmation Only Telephone: (201) 680-4860	BNY Mellon Shareowner Services Attn: Corporate Action Department, 27th Floor 480 Washington Boulevard - Mail Reorg Jersey City, NJ 07310

For assistance with this Notice of Guranteed Delivery call the Depositary toll-free at 1(800) 777-3674 or collect at (201) 680-6579

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Egret Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of Honeywell International Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 27, 2011 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related letter of transmittal (as amended or supplemented from time to time, the “Letter of Transmittal,” and together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.10 per share (the “EMS Common Stock”), of EMS Technologies, Inc., a Georgia corporation (“EMS”), including the associated rights to purchase shares of EMS Common Stock issued pursuant to the Amended and Restated Shareholder Rights Plan of EMS, dated as of August 6, 2009, amended and restated as of January 4, 2011 and amended by Amendment 1, dated as of June 12, 2011 (together with the EMS Common Stock, the “Shares”), indicated below pursuant to the guaranteed delivery procedure set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares

Certificate Nos. (if available)

Address(es)

Zip Code	Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:

(Area Code) Telephone No.	Account Number
X	Dated: , 2011
X	Dated: , 2011

Signatures(s) of Record Holder(s)

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary’s account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile of the Letter of Transmittal) with any required signature guarantee, or an Agent’s Message (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, within three Nasdaq trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing tendered Shares to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X
Names of Firm	Authorized Signature

Address(es)	Name (Please Print)

Zip Code	Title

(Area Code) Telephone No.	Dated: , 2011

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.